Exhibit 10.4

Non-Employee Director Compensation

We currently pay our non-employee directors the following:

•annual retainer of $98,500 for the Lead Director
•annual retainer of $102,000 for the Chairperson of the Audit Committee
•annual retainer of $92,500 for the Chairperson of the Compensation Committee
•annual retainer of $85,000 for the Chairperson of the Nominating and Governance Committee

The equity component of the director's compensation is valued at $180,000 consisting of restricted stock units. The restricted stock units vest one year from the grant date.